UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 21, 2012 (August 15, 2012)

NEW SOURCE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35539	45-2735455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230 Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(405) 272-3028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, V. Bruce Thompson resigned his position as General Counsel and all of his other positions as an employee of New Source Energy Corporation (the “Company”). Mr. Thompson will remain the Secretary of the Company but on a non-employee basis. Mr. Thompson did not resign due to any disagreement with the Company or its management. As a result of his resignation as General Counsel and the termination of his employment with the Company, Mr. Thompson forfeited the unvested restricted stock award previously granted to him by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SOURCE ENERGY CORPORATION

By:	/s/ Kristian B. Kos
Kristian B. Kos Chief Executive Officer

Date: August 21, 2012